AMENDMENT TO PARTICIPATION AGREEMENT


This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this ____ day of ________, 2004, by and among FIDELITY SECURITY LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, MORGAN STANLEY UNIVERSAL FUNDS, INC.) (the "Fund"), MORGAN STANLEY & Co., INC. (the "Underwriter") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY ASSET MANAGEMENT INC.) (the "Adviser").

WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of August 27, 2004, as such agreement may be amended from time to time (the "Participation Agreement"); and

WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:

         1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

         2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

         3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

         4. This Amendment may be amended only by written instrument executed by each party hereto.

         5. This Amendment shall be effective as of the date written above.




[remainder of page intentionally left blank]


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.


FIDELITY SECURITY LIFE INSURANCE COMPANY


By:      _______________________________
         Name:
         Title:


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:      _______________________________
         Name:
         Title:


MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:      _______________________________
         Name:
         Title:


MORGAN STANLEY & CO., INC.


By:      _______________________________
         Name:
         Title:






                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and                                   Form Number and Name of
Date Established by Board of Directors                         Contract Funded by Separate Account

LPLA Separate Account One                                      Individual Fixed and Variable Annuity Contract 001V
                                                               Individual Fixed and Variable Annuity Contract 002V

FSL Separate Account M                                         Individual Flexible Premium Variable Annuity
Contract M2011


                                      A-1

                                   SCHEDULE B

                    PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

                    Equity Growth Portfolio - Class I Shares
               Emerging Markets Equity Portfolio - Class I Shares
                 International Magnum Portfolio - Class I Shares
                      High Yield Portfolio - Class I Shares
                    Mid Cap Value Portfolio - Class I Shares
                   U.S. Real Estate Portfolio - Class I Shares












                                       B-1